EMCEE BROADCAST PRODUCTS, INC.

                                  P.O. Box 68
                     White Haven, Pennsylvania 18661-0068

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON
                         AUGUST 28, 2000
TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of EMCEE Broadcast Products, Inc. will be held at the Woodlands Inn and Resort, 1073 Highway 315, Wilkes-Barre, Pennsylvania 18702, on August 28, 2000, at 11:00 A.M., E.D.S.T., for the purpose of considering and acting upon the following:
     1. The election of a Board of Directors;
     2. The ratification of the appointment of Kronick Kalada Berdy & Co. as independent auditors to audit the financial statements of the Company for fiscal year 2001; and
     3. Such other business as may properly come before the Annual Meeting, or any adjournment of the Annual Meeting.
     The Board of Directors has fixed the close of business on July 14, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.
                              BY ORDER OF THE BOARD OF DIRECTORS

                              Martin D. Cohn,
                              Secretary
White Haven, Pennsylvania
July 28, 2000

                      YOUR VOTE IS IMPORTANT
     The Board of Directors considers the vote of each stockholder to be important, regardless of the number of shares held. You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. The giving of your proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                         PROXY STATEMENT
     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of EMCEE Broadcast Products, Inc. (the "COMPANY"). The proxies will be used at the Annual Meeting of Stockholders of the Company to be held on August 28, 2000, or at any adjournment of that meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement describe the purposes for which the proxies will be used. It is intended that this Proxy Statement and the enclosed proxy will be first sent to stockholders on or about July 28, 2000.
     Proxies in the accompanying form, which are appropriately signed and timely returned, will be voted at the Annual Meeting. Where a choice is provided in the proxy, it will be voted in accordance with the choice the stockholder makes. Any stockholder who gives a proxy has the power to revoke it by giving notice to the Secretary at any time before it is exercised. A later dated proxy will revoke an earlier proxy. Stockholders who attend the Annual Meeting may, if they wish, vote in person even though they may have submitted a proxy. In that case the proxy will be deemed to have been revoked.
     The Company will pay all expenses connected with this solicitation of proxies. In addition to solicitations by mail, officers, directors and regular employees of the Company may, without additional compensation, solicit proxies on behalf of the Company in person or by telephone. The Company will also reimburse its transfer agent, American Stock Transfer & Trust Company, for its reasonable out-of-pocket expenses incurred in forwarding proxy materials to stockholders.
     The Company has only one class of capital stock, which is common stock ("COMPANY STOCK"). Only stockholders of record at the close of business on July 14, 2000, are entitled to vote at the Annual Meeting. On that date there were 4,041,709 shares of Company Stock issued and outstanding, with an additional 364,652 shares held as treasury stock. Stockholders are entitled to one vote for each share of Company Stock held on all matters to be considered and acted upon at the Annual Meeting. Stockholders do not have cumulative voting rights in the election of directors and do not have rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the Annual Meeting.
     The Annual Report to Stockholders for fiscal year ended March 31, 2000, which includes audited, consolidated financial statements, is being mailed with this Proxy Statement to all stockholders of record as of the close of business on July 14, 2000. The Board urges every stockholder to carefully review the Annual Report to Stockholders and this Proxy Statement.
                  BENEFICIAL OWNERSHIP OF STOCK
     Under the proxy rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered as a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares.
Management
     The following table provides information, as of July 14, 2000, on the beneficial ownership of Company Stock held by all directors and the President/CEO (by naming them), and by all directors and executive officers as a group (without naming them), as reported by each such person.

                      AMOUNT AND NATURE
    NAME OF            OF BENEFICIAL    PERCENTAGE
BENEFICIAL OWNER         OWNERSHIP       OF CLASS


James L. DeStefano        48,976(1)(2)  1.21%

Joe B. Hassoun            28,286(1)(2)  less than 1%

Robert D. Hostetler             -0-       -0-

Michael J. Leib           15,252        less than 1%

Richard J. Nardone        11,800        less than 1%



Evagelia R. Rogiokos       130,636(3)     3.23%

All directors and
executive
officers as a group        301,621(1)     7.46%

(1) Includes shares which may be acquired within 60 days upon the exercise of outstanding stock options granted under the Company's 1985, 1988 and 1996 Stock Option Plans: Mr. DeStefano, 20,000 shares; Mr. Hassoun, 21,375 shares; Mr. Leib, 9,800 shares; Mr. Nardone, 9,800 shares; Mrs. Rogiokos, 9,800 shares; and all directors and executive officers as a group, 115,675 shares.

(2) Includes shares registered jointly with spouse.

(3) Includes 510 shares held in 6 custodial accounts, although Mrs. Rogiokos disclaims beneficial ownership of these shares, and 39,715 shares held in the name of the Estate of Mrs. Rogiokos' late husband, Rigas Rogiokos, over which she has voting and investment power.

Other Beneficial Owners
  The following table provides information, as of July 14,2000, on the beneficial ownership of more than five percent of Company Stock held by persons who are not directors or executive officers:

     AMOUNT AND NATURE
    NAME AND ADDRESS OF                 OF BENEFICIAL   PERCENTAGE
       BENEFICIAL OWNER                     OWNERSHIP    OF CLASS
Quaker Capital Management Corporation          227,500     5.62%
The Arrott Building
401 Wood Street, Suite 1300
Pittsburgh, PA 15222-1824 (1)

Dimension Fund Advisors, Inc.                  239,100     5.92%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401 (2)

  (1) Information obtained from a Schedule 13G filed with the SEC on May 8, 2000. According to the Schedule 13G, Quaker Capital Management Corporation has sole voting and dispositive power over these shares.

  (2) Information obtained from a Schedule 13G filed with the SEC on February 11, 2000. According to the Schedule 13G, Dimension Fund Advisors, Inc. has sole voting and dispositive power over these shares.

                      ELECTION OF DIRECTORS
Nominees
  The following information concerns nominees to the Board of Directors. Unless authority to so vote is withheld, it is intended that proxies solicited hereby will be voted for the election of the five nominees named in the table below. Those elected will serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify.


                                    POSITIONS/OFFICES WITH COMPANY;
                                    BUSINESS EXPERIENCE; OTHER
     NOMINEE         DIRECTOR SINCE      DIRECTORSHIPS; AND AGE
James L. DeStefano        1992  President/CEO of the Company since prior to
                                1995; Age 55.

Robert D. Hostetler       2000  Vice-President of Mergers and Acquisitions
                                for American Telecasting, Inc. from 1993 to
                                1996; Director of American Telecasting,
                                Inc. from 1994 to 1999; and President/CEO
                                of American Telecasting, Inc. from 1996 to
                                1999; Age 58.

                                    POSITIONS/OFFICES WITH COMPANY;
                                    BUSINESS EXPERIENCE; OTHER
     NOMINEE         DIRECTOR SINCE     DIRECTORSHIPS; AND AGE

Michael J. Leib        1995      Chief Executive Officer of Weatherly
                                 Casting and Machine Company (foundry
                                 and manufacturer of products to the power
                                 generation, material handling and
                                 industrial pump industries) since prior to
                                 1995; Director of Northeast Pennsylvania
                                 Financial Corporation, First Federal Bank
                                 and Vibra-Tech Engineers, Inc.; Age 51.

Richard J. Nardone     1995      President of IMG Management Services
                                 Corporation (strategic planning,
                                 organizational and human resources
                                 consulting firm) and Director of Plastic
                                 Companies Enterprises (plastics
                                 manufacturer) since prior to 1995; Age 48.

Evagelia R. Rogiokos   1992      Private investor since prior to 1995; Age
                                 59.

  All of the nominees to be elected at the Annual Meeting are currently directors of the Company and, except Mr. Hostetler, were elected by vote of the stockholders. Mr. Hostetler was elected director by the Board of Directors on June 2, 2000.
  The Company's by-laws provide for a minimum of three and a maximum of ten directors. Proxies cannot be voted for a greater number of persons than those nominated. The Company expects each nominee for election as a director to be able and willing to serve if elected. If any nominee would become unable or unwilling to serve as a director, the persons named in the proxy will vote for the substitute nominee, if any, which the Board of Directors designates.
Vote Required
  Only affirmative votes are counted in the election of directors. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors by the holders of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, will be elected as directors.
  The Board of Directors recommends that you vote "FOR" the five nominees. Board Meetings; Compensation of Directors
  During fiscal year 2000, the Board of Directors met six times (four regular meetings and two special meetings). Mrs. Rogiokos did not attend two special meetings. Otherwise, each director attended all of the meetings held during the period for which he/she served as a director, as well as all of the meetings held by each standing committee on which he/she served during the periods which he/she served.
  Each member of the Board of Directors, with the exception of the President/CEO, was entitled to and received $2,500 for each of the regular Board meetings, which were attended in person, and $250 for each of the special Board meetings, which were attended via telephonic conference, during fiscal year 2000.
The Company also pays all travel, accommodation and related expenses which are incurred by Board members in attending Board meetings. There is no additional compensation paid to Board members when they sit as members of a standing committee.
  Members of the Board of Directors are also eligible to participate in and receive stock options under the Company's 1996 Stock Option Plan. Stock options under the Plan are also available to officers and certain other employees of the Company, and are granted under the provisions of the Plan in the discretion of the Board of Directors or a committee of the Board. Board Committees
  The Board of Directors has standing audit, compensation and nominating committees. Each committee meets at least once a year. During fiscal year 2000, the Nominating Committee and Compensation Committee met once, and the Audit Committee met twice.
  Richard J. Nardone (Chairman), Michael J. Leib, Evagelia Rogiokos and Joe
B. Hassoun are the members of the Audit Committee. The Audit Committee's function includes, but is not limited to, reviewing the scope of the audit program to assure that audit coverage and controls are satisfactory, and reviewing the Company's financial statements with representatives of the independent auditors.
  All of the directors (Mr. Leib : Chairman) are members of the Compensation Committee, except that the President/CEO may not serve or vote on matters regarding his compensation as an officer of the Company. The Compensation Committee determines the compensation for all officers.
  Mr. Hassoun (Chairman), Mr. Leib, Mrs. Rogiokos and Mr. Nardone are members of the Nominating Committee. The Nominating Committee is responsible for nominating persons to serve on the Board of Directors of the Company and considers nominees for Board membership recommended by stockholders if made in the manner and within the period of time required below for the submission of stockholder proposals. The Nominating Committee is empowered to determine the type of supporting information and data required to be submitted with any nomination.

               IDENTIFICATION OF EXECUTIVE OFFICERS
  As of July 14, 2000, the following individuals served as executive officers of the Company. All such officers, subject to the provisions of the by-laws of the Company, serve one year terms of office and are elected by the Board of Directors at a meeting thereof held immediately following the Annual Meeting of Stockholders.

                         POSITIONS/OFFICES WITH
   NAME               COMPANY; BUSINESS EXPERIENCE; AND AGE

Martin D. Cohn     Secretary of the Company and attorney at law since prior
                   to 1995; Director and Secretary of Vibra-Tech Engineers,
                   Inc.; Age 74.

James L. DeStefano See nominee table above.

Allan J. Harding Vice President-Finance of the Company since prior to 1995;
                  Age 64.

Robert G. Nash    Vice President/Director of Engineering of the Company
              since prior to 1995; Age 53.

John Saul        Vice President/Director of Systems Engineering of the C
                 Company since prior to 1995; Age 58.

Perry Spooner    Vice President-International Sales of the Company
                 since prior to 1995; Age 58.


Compensation of Executive Officers
  The following table sets forth information concerning the compensation paid for services rendered in all capacities to the Company for the last three fiscal years to the person holding the position of President/CEO of the Company as of the end of fiscal year 2000. Information is not required as to the compensation of the Company's next four highest paid executive officers because the total salary and bonus earned by each such executive officer during fiscal year 2000 did not exceed $100,000.

                      SUMMARY COMPENSATION TABLE
        Annual Compensation                    Long Term Compensation
                                Other           Awards       Payouts
                                annual   Restrict-                All other
Name&    Fiscal                 compen-  ed stock Options LTIP    compen
Principal Year Salary($)Bonus($)sation($)awards($)(#)  Payouts($) sation($)
Position
James L.   2000 $152,855    --      ---    ---    ---     ---    12,411(1)
DeStefano
President/
CEO        1999 $147,102$ 7,000     ---    ---     ---     ---    11,600(1)
           1998 $147,981$ 10,000    ---    ---     ---     ---   $10,976(1)


  (1) Represents amounts paid by the Company for hospitalization and dental coverage ($4,214 in 1998;$4,564 in fy 1999; and fy $5,179 in 2000), life insurance premiums ($546 in fy 1998;$618 in fy 1999; and $666 in fy 2000), long-term disability premium ($202 in fy 1999; and $350 in fy 2000), and lease value of Company vehicle utilized ($6,216 in fy's 1998; 1999 and;
2000).

Stock Options
  There were no stock options granted in fiscal year 2000 to the person named in the Summary Compensation Table above. Therefore, the Option Grants table has been omitted.
Option Exercises and Values
  The following table sets forth, as to the person named in the Summary Compensation Table above, information with respect to shares acquired through the exercise of stock options and the number of shares (and their values) covered by unexercised stock options held at the end of fiscal year 2000. There are no SARs available with these stock options.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                         AND FISCAL YEAR-END OPTION VALUES

                                NUMBER OF       VALUE OF
                                UNEXERCISED     IN-THE-MONEY
                                OPTIONS         OPTIONS
                                AT FY           AT FY
       SHARES
       ACQUIRED ON    VALUE          EXERCISABLE/    EXERCISABLE/
NAME  EXERCISE(#)   REALIZED($)    UNEXERCISABLE   UNEXERCISABLE
James L.
DeStefano,                           20,000/      $132,500/
President/
CEO         -0-          -0-           - 0 -        $ - 0 -(1)

  (1) Based on the NASDAQ Stock Market closing bid price on March 31, 2000.

Pension Plans, Long Term Incentive
Plans and Option/SAR Repricing

  The Company does not have a pension or other defined benefit or actuarial retirement plan for its directors, officers or employees, nor does it have in place any long-term incentive plans. In addition, no action was taken in fiscal year 2000 to lower the exercise price of an option or SAR.

Employment Contracts and Termination of
Employment and Change-In-Control Arrangements

  The Company has entered into a Change in Control Agreement with Mr. DeStefano, the person who is named in the Summary Compensation Table above. The Agreement is for a term of 5 years from December 28, 1995. Generally, change in control benefits accrue to Mr. DeStefano under the Agreement if
(1) his employment with the Company is terminated, or
(2) he experiences a decrease in his compensation of 3% or more or (3) he is required to relocate his place of employment outside of a 50 mile radius of White Haven, Pennsylvania, at any time within a 24-month period following a "change in control" of the Company. Subject to certain limitations and restrictions set forth in the Agreement, the maximum change in control benefit Mr. DeStefano would be entitled to receive would be two times his average aggregate compensation for the two years immediately preceding the accrual of the change in control benefit. "Average aggregate compensation" which includes all monetary compensation plus the monetary value of any perquisite or fringe benefit (excluding stock options and restricted stock awards) not available to all other full time Company employees on substantially the same terms and conditions. The Agreement also restricts Mr. DeStefano's right to compete against the Company and his disclosure of confidential or proprietary Company information.
                 RATIFICATION OF APPOINTMENT OF AUDITORS
  The Board of Directors has appointed Kronick, Kalada, Berdy & Co. as independent auditors to audit the financial statements of the Company for fiscal year 2001.
  A representative of Kronick, Kalada, Berdy & Co. is expected to be present at the Annual Meeting and will be accorded the opportunity to address the stockholders if desired. That representative will also be available to respond to appropriate questions from stockholders.

  Kronick, Kalada, Berdy & Co. audited the financial statements for fiscal year 2000.

Vote Required
  Under Delaware law, the affirmative vote of the holders of a majority of the shares of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the ratification of the appointment of Kronick, Kalada, Berdy & Co. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote, or a broker non-vote, has the same legal effect as a vote "Against" the matter.
  The Board of Directors recommends that you vote "FOR" the ratification of the appointment of Kronick, Kalada, Berdy & Co. Unless otherwise directed therein, the proxies solicited hereby will be voted for the ratification of the appointment of Kronick, Kalada, Berdy & Co. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection of independent auditors.
             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  Martin D. Cohn, who is the Secretary of the Company, is the President and a stockholder of the law firm of Laputka, Bayless, Ecker & Cohn, P.C. In fiscal year 2000, the Company paid Laputka, Bayless, Ecker & Cohn, P.C. the sum of $80,049 for legal services rendered to the Company.
         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Company, and persons who own more than ten percent of Company Stock, file reports of ownership and changes in ownership with the SEC as to shares of Company Stock beneficially owned by them. Based solely on its review of copies of such reports received by it, the Company believes that during fiscal year ended March 31, 2000, all such filing requirements were complied with in a timely fashion, with the exception of one late filing on Form 4 by executive officer,

Robert G. Nash, for one transaction occurring on November 30, 1999 and involving 2,200 shares of Company Stock.
                       2001 STOCKHOLDER PROPOSALS
  A stockholder proposal to be presented at the 2001 Annual Meeting of Stockholders will be considered as being timely made only if the proponent provides the Company with notice thereof on or before June 16, 2001. If such notice is given within such time, the persons named in the proxy may not have discretionary voting power as to such proposal. To be eligible for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders, stockholder proposals must be submitted in writing and received by the Director of Financial Public Relations at EMCEE Broadcast Products, Inc., P.O. Box 68, White Haven, PA 18661-0068, no later than April 2, 2001.
                             OTHER BUSINESS
  The Board of Directors knows of no other matters which will be brought before the Annual Meeting of Stockholders. If, however, any other matter shall properly come before the Annual Meeting, or any adjournment of the meeting, the persons named in the proxy will vote on the matter in accordance with their discretion and best judgment.
                           BY ORDER OF THE BOARD OF DIRECTORS

                           Martin D. Cohn, Secretary

  THE COMPANY FILES A FORM 10-KSB REPORT ANNUALLY WITH THE SEC. THE FORM 10-KSB REPORT FOR FISCAL YEAR 2000 IS AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT P.O. BOX 68, WHITE HAVEN, PENNSYLVANIA 18661-0068,
ATTENTION: MS. LINDA TEBERIO.